SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 20, 2006 (June 19, 2006)

Commission File Number: 000-32987

Colony RIH Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4849060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Resorts International Hotel and Casino, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4828297
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1133 Boardwalk Atlantic City, NJ	08401
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code:

(609) 344-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 19, 2006 the Loan and Security Agreement between Resorts International Hotel, Inc. and Commerce Bank, N.A. was amended. As amended, the Commerce facility now provides for a $10 million revolving line of credit and further provides for the issuance of up to $5 million in letters of credit. The amendment extends the maturity date of the revolving credit to August 31, 2006 and amends the financial covenant provisions relating to net worth.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit
10.64	Fourth Amendment to Loan and Security Agreement between Resorts International Hotel, Inc. and Commerce Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

COLONY RIH HOLDINGS, INC.

Dated: June 20, 2006	/s/ Francis X. McCarthy
Francis X. McCarthy
Executive Vice President – Finance/CFO

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

Dated: June 20, 2006	/s/ Francis X. McCarthy
Francis X. McCarthy
Executive Vice President – Finance/CFO